Exhibit 99.1

eGain Announces Fiscal 2017 First Quarter Financial Results

Sunnyvale, Calif. (November 9, 2016) – eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced financial results for its fiscal 2017 first quarter ended September 30, 2016.

Fiscal 2017 First Quarter Financial Summary

•	Total revenue was $14.7 million ($16.0 million on a constant currency basis), compared to $16.5 million in the same quarter a year ago
•	Subscription and support revenue was $10.9 million ($11.7 million on a constant currency basis), compared to $10.8 million in the same quarter a year ago
•	Professional services revenue was $2.2 million, down from $3.2 million in the prior year quarter, with margin improving to 5% compared to negative 6% in the prior year quarter
•	License revenue was $1.7 million, down from $2.4 million in the same quarter a year ago as the Company continued its transition to a SaaS based business.
•	Gross margin increased to 66%, compared to 61% in the year ago quarter
•

GAAP net loss improved to $2.4 million, or $0.09 per share on a basic and diluted basis, compared to a GAAP net loss of $3.2 million, or a loss of $0.12 per share on a basic and diluted basis, for the year ago quarter

•	Adjusted EBITDA improved to $75,000, compared to an adjusted EBITDA loss of $769,000 in the year ago quarter
•	Cash flow generated from operations in the first quarter improved to $2.4 million, compared to cash flow used in operations of $5.6 million in the year ago quarter
•

New subscription ACV (non-GAAP), which is the annualized value of new cloud and term license contractual obligations signed in the quarter, was $1.9 million, up 63% year over year (82% on  a  constant currency basis)

•

New subscription and support ACV (non-GAAP), which is the annualized value of new cloud, support and term license contractual obligations signed in the quarter, was $2.1 million, up 15% year over year (30% on  a  constant currency basis)

Ashu Roy, eGain CEO, commented, “We are pleased with the continued acceleration in our shift to a SaaS based business model. As a result, during the quarter we saw a decrease in license revenue, reflecting our business mix shift to a SaaS model.”

Eric Smit, eGain CFO, added, “As we successfully transition to a SaaS based business, we drove significant year-over-year improvement in gross margin and net loss in the first quarter.  Despite the reduction in quarterly revenue, we achieved breakeven on an adjusted EBITDA basis and generated significant improvement in our cash flow from operations in the first quarter compared to the prior year.”

Non-GAAP Financial Measures

These reported results include Annual Contract Value (ACV), Constant Currency and Adjusted EBITDA as supplemental information relating to our operating results. Adjusted EBITDA is a non-GAAP financial measure, defined as net income/(loss), adjusted for the impact of purchase accounting adjustments to deferred revenue related to acquisitions, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax provision (benefit), amortization of acquired intangible assets, acquisition-related expenses and severance and related charges. We define ACV as being the annualized value of new cloud and term license contractual obligations signed in the quarter. Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. eGain believes that the use of these non-

GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.  Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Quarterly Conference Call

eGain will discuss its quarterly results today via teleconference at 2:00 p.m. Pacific Standard Time. To access the live call, please dial (888) 278-8471 (U.S. toll free) or (913) 312-1471 (international), and give the participant pass code 3718892. A live webcast of the call and slide presentation can be accessed from the investors section at www.egain.com. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and remain in effect for one week. To access the replay dial-in information, please click here. An archive of the webcast will also be available on the investors section at www.egain.com.

About eGain

eGain customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in an omnichannel world. To learn more about eGain, visit www.egain.com.

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include our belief that we are seeing and will continue to see benefits of the Company’s transition to a SaaS based business, among other matters. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: our ability to capitalize on customer engagement; the success of organization changes; risks that our hybrid revenue model and lengthy sales cycles may negatively affect our operating results; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks associated with new product releases; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 13, 2016, which is available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egain@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$9,469	$11,780
Restricted cash	6	5
Accounts receivable, net	7,275	11,876
Deferred commissions	791	787
Prepaid Expense	1,168	1,480
Other current assets	531	426
Total current assets	19,240	26,354
Property and equipment, net	1,379	1,688
Deferred commissions, net of current portion	374	325
Intangible assets, net	4,260	4,839
Goodwill	13,186	13,186
Other assets	1,676	1,671
Total assets	$40,115	$48,063

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$1,907	$2,099
Accrued compensation	3,138	5,642
Accrued liabilities	4,666	5,670
Deferred revenue	15,473	12,672
Capital lease obligations	273	329
Bank borrowings, net of deferred financing costs	831	828
Total current liabilities	26,288	27,240
Deferred revenue, net of current portion	2,511	3,045
Capital lease obligations, net of current portion	116	153
Bank borrowings, net of current portion and deferred financing costs	15,632	20,223
Other long term liabilities	1,902	1,679
Total liabilities	46,449	52,340
Stockholders' (deficit) equity:
Common stock	27	27
Additional paid-in capital	342,925	342,689
Notes receivable from stockholders	(81)	(81)
Accumulated other comprehensive loss	(1,545)	(1,663)
Accumulated deficit	(347,660)	(345,249)
Total stockholders' (deficit) equity	(6,334)	(4,277)
Total liabilities and stockholders' (deficit) equity	$40,115	$48,063

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Revenue:
Subscription and support	$10,863	$10,842
License	1,650	2,426
Professional services	2,232	3,208
Total revenue	14,745	16,476
Cost of subscription and support	2,927	3,079
Cost of license	7	7
Cost of professional services	2,130	3,386
Total cost of revenue	5,064	6,472
Gross profit	9,681	10,004
Operating expenses:
Research and development	3,675	3,900
Sales and marketing	5,240	6,668
General and administrative	2,031	2,246
Total operating expenses	10,946	12,814
loss from operations	(1,265)	(2,810)
Interest expense, net	(422)	(333)
Other income, net	108	240
Loss before income tax provision	(1,579)	(2,903)
Income tax provision	(832)	(334)
Net loss	$(2,411)	$(3,237)

Per share information:
Basic and diluted net loss per common share	$(0.09)	$(0.12)
Weighted average shares used in computing basic and diluted net loss per common share	27,108	27,022

Summary of amortization of purchased intangibles from business combinations in the costs and expenses above:
Cost of revenue	$67	$67
Research and development	$437	$437
Sales and marketing	$67	$172
General and administrative	$8	$19

Summary of stock-based compensation included in the costs and expenses above:
Cost of revenue	$45	$94
Research and development	$88	$147
Sales and marketing	$58	$132
General and administrative	$45	$140

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands)

(unaudited)

	Three Months Ended
	September 30,
	2016	2015
Revenue	$14,745	$16,476
Add: Purchase accounting adjustments to deferred revenue related to acquisitions	16	20
Non-GAAP Revenue	$14,761	$16,496

Adjusted EBITDA
Net loss	$(2,411)	$(3,237)
Add: Purchase accounting adjustments to deferred revenue related to acquisitions	16	20
Depreciation and amortization	354	549
Stock-based compensation expense	236	513
Interest expense, net	422	333
Income tax provision	832	334
Amortization of acquired intangible assets	579	695
Severance and related charges	47	24
Adjusted EBITDA	$75	$(769)

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	September 30,		Growth	Constant currency
	2016	2015	rates	growth rates [5]
Total recurring revenue ACV[1]:
Subscription	$26,299	$23,168	14%	21%
Support	17,905	19,860	-10%	-1%
Total recurring revenue ACV	$44,204	$43,028	3%	11%

Backlog [2]	$44,775	$39,680	13%	20%

	Three Months Ended
	September 30,		Growth	Constant currency
	2016	2015	rates	growth rates [5]
New Subscription and support ACV [3]
Subscription	$1,901	$1,163	63%	82%
Support	238	691	-66%	-57%
Total new subscription and support ACV	$2,139	$1,854	15%	30%

Gross bookings [4]	$12,740	$13,900	-8%	5%

Revenue:
GAAP Subscription and support	$10,863	$10,842	0%	8%
GAAP License	1,650	2,426
GAAP Professional services	2,232	3,208
GAAP total revenue	14,745	16,476
Purchase accounting adjustments to deferred revenue related to acquisitions	16	20
Non-GAAP revenue	$14,761	$16,496	-11%	-3%

Cost of revenue:
GAAP subscription and support	$2,927	$3,079
Add back:
Depreciation and amortization	(224)	(330)
Amortization of acquired intangible assets	(67)	(67)
Severance and related charges	(10)	—
Non-GAAP subscription and support	$2,626	$2,682

GAAP professional services	$2,130	$3,386
Add back:
Depreciation and amortization	(31)	(69)
Stock-based compensation expense	(45)	(94)
Non-GAAP professional services	$2,054	$3,223

GAAP total cost of revenue	$5,064	$6,472
Add back:
Depreciation and amortization	(255)	(399)
Stock-based compensation expense	(45)	(94)
Amortization of acquired intangible assets	(67)	(67)
Severance and related charges	(10)	—
Non-GAAP total cost of revenue	$4,687	$5,912	-21%	-15%

Gross profit:
Non-GAAP subscription and support	$8,253	$8,180
Non-GAAP license	1,643	2,419
Non-GAAP professional services	178	(15)
Non-GAAP gross profit	$10,074	$10,584	-5%	4%

Operating expenses:
GAAP research and development	$3,675	$3,900
Add back:
Depreciation and amortization	(46)	(71)
Stock-based compensation expense	(88)	(147)
Amortization of acquired intangible assets	(437)	(437)
Non-GAAP research and development	$3,104	$3,245	-4%	-1%

GAAP sales and marketing	$5,240	$6,668
Add back:
Depreciation and amortization	(33)	(61)
Stock-based compensation expense	(58)	(132)
Amortization of acquired intangible assets	(67)	(172)
Severance and related charges	(27)	(24)
Non-GAAP sales and marketing	$5,055	$6,279	-19%	-15%

GAAP general and administrative	$2,031	$2,246
Add back:
Depreciation and amortization	(20)	(18)

Stock-based compensation expense	(45)	(140)
Amortization of acquired intangible assets	(8)	(19)
Severance and related charges	(10)	—
Non-GAAP general and administrative	$1,948	$2,069	-6%	-2%

GAAP operating expenses	$10,946	$12,814
Add back:
Depreciation and amortization	(99)	(150)
Stock-based compensation expense	(191)	(419)
Amortization of acquired intangible assets	(512)	(628)
Severance and related charges	(37)	(24)
Non-GAAP operating expenses	$10,107	$11,593	-13%	-8%

Adjusted EBITDA
Net loss	$(2,411)	$(3,237)
Add: Purchase accounting adjustments to deferred revenue related to acquisitions	16	20
Depreciation and amortization	354	549
Stock-based compensation expense	236	513
Interest expense, net	422	333
Income tax provision (benefit)	832	334
Amortization of acquired intangible assets	579	695
Severance and related charges	47	24
Adjusted EBITDA	$75	$(769)

[1] Annual Contract Value (ACV) is defined as the annualized value of the contractual obligations in place at the end of the reporting period.

[2] Backlog presented are derived from the deferred revenue on our balance sheets plus unbilled and uncollected contractual commitments.

[3] New Subscription and support ACV is defined as the annualized value of new cloud, term license and support contractual obligations signed in the reporting period.

[4] Gross bookings presented are derived from GAAP revenue plus the change in Backlog from the beginning and the end of the reporting period.

[5] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.